Exhibit 99.1


From:

Ameritrans Capital Corporation
For More Information Contact:
Gary Granoff
1-(800)-214-1047


For Immediate Release
Ameritrans Capital Corporation Declares Quarterly Dividend
On 93/8 % Preferred Stock

New York, NY, March 22, 2005 - The board of directors of Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP) has declared a dividend of $0.28125 per share on its 93/8% cumulative participating redeemable Preferred Stock for the period January 1, 2005 through March 31, 2005. The dividend is payable on April 18, 2005 to shareholders of record as of April 1, 2005. The dividend is being declared from estimated earnings for the period ending March 31, 2005.


Ameritrans Capital Corporation is a specialty finance company engaged in making loans to, and investments in, small businesses. Ameritrans' wholly-owned subsidiary, Elk Associates Funding Corporation, has been licensed by the United Stated Small Business Administration (the "SBA") as a Small Business Investment Company since 1980. The company maintains its offices at 747 Third Avenue, 4th Floor, New York, NY, 10017.
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This announcement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected. Ameritrans Capital Corporation cautions investors not to place undue reliance on forward-looking statements, which speak only as to management's expectations on this date.